Xian Yanta Green Field Preschool
Equity Transfer Agreement

This equity transfer agreement is concluded and signed by:
Party A: Sheng Hsin Pei
ID card number: 310108198005051620
Address: Lane 860, Tiantong Road, Shanghai

Party B: Shanghai Kid Castle Educational Info Constitution Company Limited
Legal Representative: Wang Lulin
Registered address: Room 408, 1277 Beijing West Road, Shanghai

Whereas:

1) Xian Yanta Green Field Preschool (hereinafter the “preschool”) was invested and established by Party A, the school running license of private educational institutions (the number: YZ No.182) was obtained in April 2007, and license for private non-enterprise corporation (the number: MZZ No.        ) was obtained in June 2007; the capital of RMB2.50 million is invested to the preschool, and the preschool is the private educational institution established according to the law and registered at Zhangba’er Road, Xian.

2) Party A and Party B negotiate to sign this equity transfer agreement, which states that Party A shall transfer all its equity of Xian Yanta Green Field Preschool to Party B according to the terms and conditions of agreement, and Party B shall agree to accept all the equity of Xian Yanta Green Field Preschool owned by Party A. After the transfer, Party B will own all the equity of the preschool and become the owner of the preschool.

The both parties conclude the following agreement about the transfer of all equity of Xian Yanta Green Field Preschool from Party A to Party B and relevant right & interest, approval and alteration registration affair:

Article 1: Equity Transfer of Preschool

1.1 Party A is the registered owner of Xian Yanta Green Field Preschool and enjoys all rights stated by the national laws, and this equity transfer has been ratified by Xian Yanta Green Field Preschool.

1.2 Party A transfers all the equity of above-mentioned preschool together with all related rights, interests and obligations to Party B according to the conditions and terms stated in this agreement; the expenses required in the transfer procedure shall be undertaken by Party B.

1.3 Party B accepts all the equity of above-mentioned preschool together with all related rights, interests and obligations transferred by Party A according to the conditions and terms stated in this agreement.

Article 2: Equity Transfer Price and Preschool

2.1 The total equity transfer fee of Party A in this agreement is RMB2.50 million.

2.2 Party A and Party B agree that Party B shall pay 50% of equity transfer price (i.e. RMB2.50 million) after the signature of this agreement and remaining 50% of equity transfer price after the transfer procedure is completed.

Article 3: Promises

3.1 Party A promises:

3.1.1 to assist Party B to implement the legal and necessary approval and alteration procedures required in this transfer;

3.1.2 to assist Party B to transact the alteration registration related with the equity and this transfer at the relevant government authorities such as educational administration and civil administration, including but not limited to the alteration of owner, principal and all directors of preschool;

3.1.3 to assist Party B to implement all the rights and obligations related with the equity transfer and those owned by Party A in the memorandum of Xian Yanta Green Field Preschool so that this transfer behavior can satisfy the regulation of memorandum.

3.2 Party B promises to transact all alteration registration procedures necessary for this transfer at the relevant government authorities such as the educational administration after the signature of this agreement; Party B is entitled to implement the rights of owner according to this agreement before the above-mentioned approval, registration procedure and alteration are completed, while it shall abide by this agreement and the purpose related with the equity transfer.

Article 4: Statements and Guarantees of Party A

Party A hereby makes the following statements and guarantees and ensures the truth and precision of following statements and guarantees:

4.1 Party A shall neither transfer the full or part equity of preschool in any mode nor set any mortgage on the equity nor change the registered capital and total investment by any mode without the written consent of Party B after the agreement is signed.

4.2 Party A shall implement the following obligations: (1) it shall not transfer or set any mortgage or pledge on the assets of preschool; (2) it shall not sign any document or conclude any understanding to give up the rights of preschool; (3) it shall not modify the memorandum, systems or similar documents of the preschool; (4) it shall merger with the third party or have any similar action without the consent of Party B.

Article 5: Breaching and Compensation

5.1 If Party A breaches one of the agreement contents, it shall pay the penalty of RMB50000 to Party B.

5.2 If any promise or guarantee of Party A is untrue or imprecise or it breaches any obligation, it shall compensate the actual loss of Party B other than pay the penalty stated in article 5.1.

Article 6: Governing Law and Dispute Solution

6.1 This agreement is governed by the law of P. R. China.

6.2 Any dispute arising from this agreement or related with this agreement shall be submitted to Shanghai Arbitration Commission to implement the arbitration according the arbitration rules of the commission when applying for the arbitration. The arbitration judgment is final and binding to each party of agreement.

6.3 Each party shall keep implementing the other articles of this agreement except for the disputed part in the arbitration process.

Article 7: Miscellaneous

7.1 Unless otherwise stated in this agreement, Party A shall not transfer its any right or obligation under this agreement to the third party without the written consent of Party B.

7.2 The relevant expenses that each party occurs due to the implementation of this agreement shall be undertaken by Party B.

7.3 Party B is entitled to transfer its any right or obligation under this agreement to the third party without the written consent of Party A.

7.4 This agreement will have the legal effectiveness upon the signature, and its appendixes will have the same legal effectiveness.

7.5 The validity of other articles won’t be influenced if any article of this agreement is sentenced to be ineffective.

7.6 This agreement is in quadruplicate, each party holds one.

Party A (Signature) : Sheng Hsin Pei

Party B (Seal) : Shanghai Kid Castle Educational Info Constitution Company Limited

Signature Date: 1 June 2007

Agreement

Party A: Sheng Hsin Pei
ID card number: 310108198005051620
Address: Lane 860, Tiantong Road, Shanghai

Party B: Shanghai Kid Castle Educational Info Constitution Company Limited
Legal Representative: Wang Lulin
Registered address: Room 408, 1277 Beijing West Road, Shanghai

Party C: Shanghai Qiwadi Educational Investment Management Company Limited
Legal Representative: Xu Shisun
Registered address: Room 501F, Subsidiary Building, 1755 Sichuan North Road, Shanghai

As the registered owner of Xian Yanta Green Field Preschool, Party A signed the equity transfer agreement with Party B on 1 June 2007 about the detailed affair of transferring the equity to Party B; as the creditor of Party A’s debt, now Party C conclude the following agreement with Party A and Party B based on the negotiation:
1. Party A, Party B and Party C agree and confirm as follows: Party A agrees that Party B pay the equity transfer fee of RMB2.50 million (payable to Party A) agreed in the above-mentioned equity transfer agreement to Party C directly to repay all the debt of RMB2.50 million due to Party C, and Party C hereby agrees on that.
2. This agreement will become effective upon the signature date; this agreement is in triple, each of Party A, Party B and Party C holds one.

Party A (Signature) : Sheng Hsin Pei
Party B (Seal) : Shanghai Kid Castle Educational Info Constitution Company Limited
Party C: Shanghai Qiwadi Educational Investment Management Company Limited

Signature Date: 1 June 2007